Exhibit 3.65

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

I. The name of the Corporation is Soltech, Inc. (the “Corporation”).

II. Articles I through VIII, inclusive, of the Corporation’s Articles of Incorporation (the “Articles”) are amended to read in their entirety as set forth in the following Amended and Restated Articles of Incorporation (the “Restated Articles”).

IIB. Articles 9 through 13 are added to the Corporation’s Articles to read in their entirety as set forth in these Restated Articles.

III. The following Restated Articles correctly set forth without change the corresponding provisions of the Corporation’s Articles as hereby and heretofore amended, and supersede the original Articles and all previous amendments thereto.

1. Name. The corporation’s name shall be SOLTECH, INC. (the “Corporation”).

2. Purpose and Powers. The Corporation’s purpose shall be to do any and all things and exercise any and all powers which might now or hereafter be lawful for such a corporation to do or exercise under the laws of the Commonwealth of Kentucky and the laws and statutes of the United States.

3. Duration. The Corporation’s duration shall be perpetual.

4. Authorized Capital Stock.

(a) Categories of Stock. The aggregate number of shares the Corporation shall have authority to issue shall be two hundred and fifty thousand (250,000) shares, divided into (a) fifty thousand (50,000) shares of preferred stock without par value (“Preferred Stock”) with such preferences, limitations and relative rights as may be determined by the Board of Directors

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pursuant to Article 5(a) and which may be divided into and issued in series; (b) one hundred thousand (100,000) shares of common stock, series A without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series A”); and (c) one hundred thousand (100,000) shares of common stock, series B without par value and with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series B”).

(b) Stock Split. Each share of the Corporation’s common stock without a series designation issued and outstanding before the amendment to these Articles which created the Common Stock, Series A and Common Stock, Series B shall, on the effective date of such amendment, be changed into, be reclassified as, and automatically become one hundred (100) shares of Common Stock, Series A. Upon surrender of each certificate representing a share or shares of the Corporation’s common stock without a series designation, the proper officers of the Corporation shall issue appropriate certificates representing the shares of Common Stock, Series A to which the holder or holders of each such surrendered certificate shall be entitled on the basis set forth above. Whether or not the certificates representing shares of the Corporation’s common stock without a series designation are so surrendered, immediately upon the effective date, all holders of shares of such stock shall cease to be holders of such stock, shall be and become holders of shares of Common Stock, Series A on the basis described above, and shall have no further rights with respect to the Corporation’s common stock without a series designation (except the right to receive appropriate certificates representing shares of Common Stock, Series A to which they are entitled pursuant to this section). For purposes of this section (b) of this Article 4, the “effective date” shall be the date and time when the June 1987 Restated Articles of Incorporation of the Corporation are the subject of a certificate of amendment issued by the Secretary of State of the Commonwealth of Kentucky.

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5. Relative Rights and Preferences. A statement of the preferences, limitations and relative rights in respect of the shares of Preferred Stock and the shares of Common Stock is as follows:

(a) Preferred Stock. The Board of Directors of the Corporation is expressly vested with authority to divide the Preferred Stock into series, to change shares of one series that have been redeemed or reacquired into shares of another series, and to fix and determine the number of, and the relative rights and preferences of, the shares of any series of the Preferred Stock, but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1) The rate of dividend;

(2) Whether shares of Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(3) The amount payable on shares of Preferred Stock in the event of voluntary or involuntary liquidation;

(4) Sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock;

(5) The terms and conditions, if any, on which shares may be converted; and

(6) Voting rights, if any.

(b)(1) Common Stock, Series A. Each outstanding share of Common Stock, Series A shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series A shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

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(b)(2) Common Stock, Series B. Each outstanding share of Common Stock, Series B shall be entitled to five votes on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series B shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

(b)(3) Class Voting. If, under these Articles, the Bylaws or the governing corporation law, the holders of a class of stock are entitled to vote as a class on amendments to these Articles, a merger, sale of assets or other transaction, the holders of the outstanding shares of Common Stock, Series A and Common Stock, Series B, voting together and not separately, shall be deemed to be those holders entitled to vote as a class.

6. Number of Directors.

(a) The number of directors of the Corporation shall be the number from time to time fixed by the Board of Directors.

(b) Newly created directorships resulting from an increase by not more than three in the authorized number of directors fixed by the Board of Directors (in accordance with the terms and conditions of the Bylaws) or by any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. A director elected to fill a vacancy shall be elected by the Board of Directors for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

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7. Removal of Directors. Any director or the entire Board of Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares then entitled to vote generally in the election of directors. Notwithstanding the immediately preceding sentence, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

8. Classification of Directors. When the Board of Directors shall consist of nine or more members, the directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election; that of the second class shall expire at the second annual meeting after their election; and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as possible. In the case of any decrease in the number of directors, the several classes shall be reduced so that they will be as nearly equal in number as possible, but no decrease shall have the effect of shortening the term of any incumbent director.

9. No Pre-emptive Right. No shareholder shall have any pre-emptive right to acquire any shares of stock of any class or series of the Corporation.

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10. Consideration of Certain Factors. The Board of Directors may base its response to any offer of another party to: (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (collectively, “Acquisition Proposals”) upon an evaluation of the best interests of the Corporation and its shareholders. Relevant factors to be considered in such evaluation include, without limitation, the following:

(a) The consideration being offered in the Acquisition Proposal, not only in relation to the then current market value of the Corporation’s stock, but also in relation to (1) the Board of Directors’ then current estimate (which need not be quantified) of the current or future value of the Corporation in a freely negotiated transaction, and (2) the Board of Directors’ then current estimate (which need not be quantified) of the future value of the Corporation as an independent entity;

(b) The social, legal and economic effects upon employees and customers of the Corporation and its subsidiaries;

(c) The social, legal and economic effects on the communities in which the Corporation and its subsidiaries operate or are located; and

(d) The competence, experience and integrity of the acquiring party or parties and its or their management.

11. Indemnification. The Corporation shall indemnify, and shall be deemed to have indemnified, its directors to the fullest extent permitted under the laws of the Commonwealth of Kentucky, as may be in effect from time to time.

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12. Shareholder Agreement. If any shareholder or shareholders shall enter into with any shareholder or shareholders or with the Corporation any agreement imposing any restrictions upon the transfer of shares of capital stock of the Corporation and shall deliver a copy of the agreement to the Secretary to be kept on file at the Corporation’s registered office, then the shares subject to such restrictions shall be transferable only in accordance with such agreement and may be transferred on the stock transfer books of the Corporation only in accordance with such agreement.

13. Registered and Principal Office and Agent. The address of the Corporation’s registered office in the Commonwealth of Kentucky, as well as the Corporation’s principal office, shall be 4 Isaac Shelby Drive, Shelbyville, Kentucky 40065. The name of the Corporation’s registered process agent is Thomas E. Nelson whose address is 4 Isaac Shelby Drive, Shelbyville, Kentucky 40065.

IV. The amendments set forth above were adopted by the affirmative vote of the majority of the shareholders entitled to vote thereon, at a special meeting of shareholders held June 29, 1987.

V. The manner in which the reclassification of issued shares is effected is set forth in Articles 4(b) of these Restated Articles. The amendments do not provide for an exchange or cancellation of the issued shares.

VI. The amendments do not effect a change in the amount of stated capital.

Date: June 30, 1987

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ARTICLES OF AMENDMENT

FOR

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

I. The name of the Corporation is Soltech, Inc. (the “Corporation”).

IIA. Articles 1 through 12, inclusive, of the Corporation’s Articles of Incorporation (the “Articles”) are amended to read in their entirety as set forth in the following Amended and Restated Articles of Incorporation (the “Restated Articles”).

IIB. Article 13 is added to read in its entirety as set forth in the following Restated Articles.

III. The following Restated Articles correctly set forth without change the corresponding provisions of the Corporation’s Articles as hereby and heretofore amended, and supersede the original Articles and all previous amendments thereto:

(A) Name. The corporation’s name shall be SOLTECH, INC. (the “Corporation”).

(B) Purpose and Powers. The Corporation’s purpose shall be to do any and all things and exercise any and all powers which might now or hereafter be lawful for such a corporation to do or exercise under the laws of the Commonwealth of Kentucky and the Laws and statutes of the United States.

(C) Duration. The Corporation’s duration shall be perpetual.

(D) Authorized Capital Stock. The aggregate number of shares the Corporation shall have authority to issue shall be two million, five hundred thousand (2,500,000) shares, divided into (a) five hundred thousand (500,000) shares of preferred stock without par value (“Preferred Stock”) with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to Article 5(a) and which may be divided into and issued in series; (b) one million (1,000,000) shares of common stock, series A without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series A”) and (c) one million (1,000,000) shares of common stock, series B without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series B”).

(E) Relative Rights and Preferences. A statement of the preferences, limitations and relative rights in respect of the shares of Preferred Stock and the shares of Common Stock is as follows:

(i) Preferred Stock. The Board of Directors of the Corporation is expressly vested with authority to divide the Preferred Stock into series, to change shares of one series that have been redeemed or reacquired into shares of another series, and to fix and determine the number of, and the relative rights and preferences of, the shares of any series of the Preferred Stock, but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1) The rate of dividend;

(2) Whether shares of Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(3) The amount payable on shares of Preferred Stock in the event of voluntary or involuntary liquidation;

(4) Sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock;

(5) The terms and conditions, if any, on which shares may be converted; and

(6) Voting rights, if any.

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(ii)(1) Common Stock, Series A. Each outstanding share of Common Stock, Series A shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series A shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

(ii)(2) Common Stock, Series B. Each outstanding share of Common Stock, Series B shall be entitled to five votes on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series B shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

(ii)(3) Class Voting. If, under these Articles, the Bylaws or the governing corporation law, the holders of a class of stock are entitled to vote as a class on amendments to these Articles, a merger, sale of assets or other transaction, the holders of the outstanding shares of Common Stock, Series A and Common Stock, Series B, voting together and not separately, shall be deemed to be those holders entitled to vote as a class.

(F) Number of Directors.

(i) The number of directors of the Corporation shall be the number from time to time fixed by the Board of Directors.

(ii) Newly created directorships resulting from an increase by not more than three in the authorized number of directors fixed by the Board of Directors (in accordance with the terms and conditions of the Bylaws) or by any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. A director elected to fill a vacancy shall be elected by the Board of Directors for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

(G) Removal of Directors. Any director or the entire Board of Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority

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of the shares then entitled to vote generally in the election of directors. Notwithstanding the immediately preceding sentence, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

(H) Classification of Directors. When the Board of Directors shall consist of nine or more members, the directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election; and that of the second class shall expire at the second annual meeting after their election; and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as possible. In the case of any decrease in the number of directors, the several classes shall be reduced so that they will be as nearly equal in number as possible, but no decrease shall have the effect of shortening the term of any incumbent director.

(I) No Pre-emptive Right. No shareholder shall have any pre-emptive right to acquire any shares of stock of any class or series of the Corporation.

(J) Consideration of Certain Factors. The Board of Directors may base its response to any offer of another party to: (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or

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otherwise acquire all or substantially all of the properties and assets of the Corporation (collectively, “Acquisition Proposals”) upon an evaluation of the best interests of the Corporation and its shareholders. Relevant factors which may be considered in such evaluation include, without limitation, the following:

(i) The consideration being offered in the Acquisition Proposal, not only in relation to the then current market value of the Corporation’s stock, but also in relation to (1) the Board of Directors’ then current estimate (which need not be quantified) of the current or future value of the Corporation in a freely negotiated transaction, and (2) the Board of Directors’ then current estimate (which need not be quantified) of the future value of the Corporation as an independent entity;

(ii) The social, legal and economic effects upon employees and customers of the Corporation and its subsidiaries;

(iii) The social, legal and economic effects on the communities in which the Corporation and its subsidiaries operate or are located; and

(iv) The competence, experience and integrity of the acquiring party or parties and its or their management.

(K) Indemnification. The Corporation shall indemnify, and shall be deemed to have indemnified, its directors to the fullest extent permitted under the law of the Commonwealth of Kentucky, as may be in effect from time to time.

(L) Registered and Principal Office and Agent. The address of the Corporation’s registered office in the Commonwealth of Kentucky, as well as the Corporation’s principal office, shall be 4 Isaac Shelby Drive, Shelbyville, Kentucky 40056. The name of the Corporation’s registered process agent is Thomas E. Nelson whose address is 4 Isaac Shelby Drive, Shelbyville, Kentucky 40056.

(M) Monetary Damages. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for a breach of his duties as a director except for liability: (a) for any transaction in which the director’s personal financial interest is in conflict

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with the financial interests of the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be in a violation of law; (c) for distributions made in violation of the Kentucky Revised Statutes; or (d) for any transaction from which the director derives an improper personal benefit.

If the Kentucky Revised Statutes are amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article 13 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IV. The amendments set forth above were duly adopted by the unanimous, affirmative vote of the holders of all of the shares entitled to vote by written action in lieu of a meeting of shareholders dated as of May 8, 1989.

V. The amendments do not provide for an exchange, reclassification or cancellation of issued shares.

VI. The amendments do not effect a change in the amount of stated capital.

Dated as of June 6, 1989.

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ARTICLES OF AMENDMENT

FOR

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

I. The name of the Corporation is Soltech, Inc. (the “Corporation”).

IIA. Articles I through 3, and 6 through 13, inclusive, of the Corporation’s Articles of Incorporation (the “Articles”) shall remain in their entirety as set forth in the existing Articles of Incorporation.

IIB. Articles 4 and 5 are amended to read in their entirety as set forth in III, below.

III. The following correctly sets forth the provisions of Articles 4 and 5 of the Corporation’s Articles as hereby amended:

“(D) Authorized Capital Stock. The aggregate number of shares the Corporation shall have authority to issue shall be two million five hundred thousand (2,500,000) shares, divided into (a) five hundred thousand (500,000) shares of preferred stock without par value (“Preferred Stock”) with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to Article 5(a) and which may be divided into and issued in series; (b) one million, two hundred fifty thousand (1,250,000) shares of Common Stock, Series A without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series A”) and (c) seven hundred fifty thousand (750,000) shares of common stock, series B without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series B”).

(E) Relative Rights and Preferences. A statement of the preferences, limitations and relative rights in respect of the shares of Preferred Stock and the shares of Common Stock is as follows:

(i) Preferred Stock. The Board of Directors of the Corporation is expressly vested with authority to divide the Preferred Stock into series, to change shares of one series that have been redeemed or reacquired into shares of another series, and to fix and determine the number of, and the relative rights and preferences of, the shares of any series of the Preferred Stock, but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1) The rate of dividend;

(2) Whether shares of Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(3) The amount payable on shares of Preferred Stock in the event of voluntary or involuntary liquidation;

(4) Sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock;

(5) The terms and conditions, if any, on which shares may be converted; and

(6) Voting rights, if any.

(b) (1) Common Stock, Series A. Each outstanding share of Common Stock, Series A shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series A shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

(b)(2) Common Stock, Series B. Each outstanding share of Common Stock, Series B shall be entitled to five votes on each matter submitted to a vote at a meeting of shareholders. The Common Stock, Series B shall be subject to the provisions of Articles 4 and 5 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority expressly vested in the Board of Directors by Article 5(a).

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(b)(3) Group Voting. If, under these Articles, the Bylaws or the governing corporation law, the holders of a class or series of stock are entitled to vote as a group on amendments to these Articles, a merger, sale of assets or other transaction, the holders of the outstanding shares of Common Stock, Series A and Common Stock, Series B, voting together and not separately, shall be deemed to be those holders entitled to vote as a group.

(b)(4) Liquidation Preference. In the event of a liquidation of the Corporation, the holders of Common Stock, Series A shall have a liquidation preference to the extent of the purchase price paid to the Corporation with respect to the shares upon their initial issuance, but such liquidation preference shall not exceed $9.00 per share. Once the preference has been paid with respect to all shares of Common Stock, Series A, the Common Stock, Series B shall have a liquidation preference equal to the weighted average per share amount paid in respect of shares of Common Stock, Series A, and thereafter all shares of Common Stock regardless of Series shall have the same liquidation rights.

(b)(5) Dividend Preference. No cash or property dividends may be declared and paid on Common Stock, Series B without also being declared and paid on Common Stock, Series A; and no cash or property dividend may be declared and paid on Common Stock, Series B unless a dividend at least ten percent greater in amount per share is paid concurrently on Common Stock, Series A.

(b)(6) Exchange Right. A holder of authorized, issued and outstanding Common Stock, Series B may exchange some or all of his shares for an equal number of shares of authorized but previously unissued Common Stock, Series A. Shares of the latter received in the exchange shall have the same dividend preference as if the shares had originally been issued as Common Stock, Series A but shall retain the characteristics of Common Stock, Series B for purposes of the liquidation preference.”

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IV. The amendment set forth above was duly adopted by the vote of the holders of a majority of all of the shares entitled to vote at the 1990 Annual Meeting of Shareholders held on February 1, 1990. At such meeting, 762,706 shares (constituting all outstanding shares) of the Corporation’s Common Stock, Series A and 510,000 shares (constituting all outstanding shares) of the Corporation’s Common Stock, Series B were entitled to be cast, both series voting as one voting group in accordance with Article 5(b)(3) of the Articles of Incorporation and Section 1.9 of the Bylaws. 1,061,923 shares were indisputably represented at the meeting, with all shares voting in favor of the amendment and no shares voting against the amendment.

V. The amendment does not provide for an immediate exchange, reclassification or cancellation of issued shares. The amendment provides for a voluntary exchange right between one of the two series of Common Stock and the other. Therefore, no provision for implementation is required.

VI. The amendment does not effect a change in the amount of stated capital except to shift 250,000 previously authorized shares of Common Stock, Series B to Common Stock, Series A, neither of which has a par value.

Dated as of February 12 , 1990.

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ARTICLES OF AMENDMENT

FOR

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

(a) The name of the Corporation is Soltech, Inc. (the “Corporation”).

(b) The articles of incorporation of the Corporation (the “Articles”) are hereby amended to add article 14 which shall read in its entirety as follows:

14.	Preferred Stock, Series A.

(a) The Preferred Stock is hereby divided into two series which shall be designated Preferred Stock, Series A and Preferred Stock, Series B and which shall consist of three hundred sixty six thousand two hundred fifty (366,250) shares of Preferred Stock, Series A and one hundred thirty three thousand seven hundred fifty (133,750) shares of Preferred Stock, Series B. The relative rights and preferences of the Preferred Stock, Series A are set forth in Sections (b) through (f) of this Article 14. The relative rights and preferences, of the Preferred Stock, Series B shall be determined by the Board of Directors pursuant to the provisions of Article 5, Section (a) of the Articles.

(b) Dividends.

(1) No cash dividend shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Preferred Stock, Series A in an amount for each such share of Preferred Stock, Series A equal to the aggregate amount of such dividends for that number of shares of Common Stock, Series A into which each such share of Preferred Stock, Series A could then be converted, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion.

(2) If the Corporation shall declare a dividend or distribution (other than any distribution described in Section (c) of this Article 14 below) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Preferred Stock, Series A shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock, Series A were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock, Series A are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion at such time.

(c) Liquidation Preference.

(1) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (which may be referred to herein together with the events deemed to be Liquidation Events under paragraph (4) of this Section (c) as “Liquidation Event”) that occurs after the day after the Original Issue Date (as such term is defined in Section (e)(3)(i)(3) of this Article 14), the holders of the Preferred Stock, Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of (i) Eight Dollars ($8.00) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) the product of Forty Cents ($0.40) multiplied by the whole number of years elapsed between the Original Issue Date and the date of the distribution of the amount required by this Section (c)(1) plus (iii) all accrued or declared but unpaid dividends on the Preferred Stock, Series A, for each share of Preferred Stock, Series A then held by them. If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Preferred Stock, Series A are insufficient to permit the payment to such holders of the full aforesaid preferential amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock, Series A in proportion to the preferential amount each such holder is otherwise entitled to receive.

(2) In the event of any liquidation of the Corporation, and subject to the payment in full of the liquidation preferences with respect to the Preferred Stock, Series A as provided in paragraph (1) of this Section (c), the holders of the Common Stock, to the extent of such holdings, shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Preferred Stock, Series A by reason of their ownership thereof, the amount of money or the fair market value of property (as determined by the board of directors in good faith at the time of receipt) actually received by the Corporation as the purchase price of Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5 of the Articles. Subject to the payment in full of the liquidation preferences with respect to the Preferred Stock, Series A as provided in paragraph (1) of this Section (c), if, upon the occurrence of a liquidation of the Corporation, the assets and funds thus distributed among such holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among such holders of the Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5.

(3)(A) In the event of the liquidation of the Corporation and after payment to the holders of the Common Stock and the Preferred Stock, Series A of the amounts set forth in paragraphs (1) and (2) of this Section (c), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock, Series A in proportion to the shares of Common Stock then held by the holders of Common Stock and the shares of Common Stock, Series A which the holders of Preferred Stock, Series A have the right to acquire upon conversion of the shares of Preferred Stock, Series A then held by them, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion at such time.

(B) If there is a Liquidation Event that is not a liquidation of the Corporation for which distributions must be made to the holders of Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5 of the Articles and paragraph (2) of this Section (c), the Corporation shall create a reserve on its books equal in amount to the amount that would be distributable to the holders of the Common Stock pursuant to such provisions and shall, if there are assets and funds of the Corporation legally available for distribution after the making of the distribution provided for in paragraph (1) of this Section (c) and the creation of such reserve, make a distribution to the holders of the Preferred Stock, Series A equal in amount to the distribution that they would have been entitled to receive under sub-paragraph (A) of this paragraph (3) of this Section (c) if such Liquidation Event had been the liquidation of the Corporation. Upon the completion of such distribution, the Preferred Stock, Series A shall be deemed to have been redeemed, the holders thereof shall have no further rights under this Article 14 and shall surrender any certificates representing the Preferred Stock, Series A to the Corporation for cancellation.

(4) For purposes of this Section (c), in addition to liquidation, dissolution and winding up (i) any merger, consolidation, or other form of corporate reorganization (other than a merger in which the Corporation is the surviving corporation, these Articles of Incorporation are the articles of incorporation of the surviving corporation without amendment, the by-laws of the Corporation immediately before the merger continue to be the by-laws of the surviving corporation without amendment, the officers and directors of the Corporation immediately before the merger continue to be the officers and directors of the surviving corporation without change in their titles or authorities, and the holders of the Preferred and Common Stock immediately before the merger continue to hold such shares in the surviving corporation and their shares have eighty percent (80%) of the voting power for all purposes of the surviving corporation), or (ii) a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a Liquidation Event and shall entitle the holders of Preferred Stock, Series A to receive at the closing, consummation, confirmation or effectiveness of any such reorganization or sale, in cash, securities or other property, such amounts as are specified in paragraphs (1) and (3) of this Section (c).

(5) Whenever the distribution provided for in this Section (c) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

(d) Voting Rights. Subject to the provisions of any valid agreement among the shareholders of the Corporation, each holder of shares of Preferred Stock, Series A shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock, Series A could be converted at the time of the vote (regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion at such time) and shall have voting rights and powers equal to the voting rights and powers of such number of shares of Common Stock, Series A (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single voting group) and shall be entitled to notice of any shareholders’ meeting in accordance with law and the by-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock, Series A held by each holder could be converted) shall be rounded to the nearest whole number, with one-half (1/2) being rounded upward.

(e) Conversion. The holders of the Preferred Stock, Series A shall have conversion rights as follows (the “Conversion Rights”):

(1) Right to Convert. Each share of Preferred Stock, Series A shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock, Series A as is determined by dividing the Conversion Value, set forth below, by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate representing such share is surrendered for conversion. The “Conversion Value” of a share of Preferred Stock is Eight Dollars ($8.00). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Preferred Stock (the “Conversion Price”) shall initially be Four Dollars ($4.00) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

(2) Mechanics of Conversion.

(i) Any holder of Preferred Stock who wishes to convert the same into shares of Common Stock, Series A, must surrender the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue to such holder of Preferred Stock, a certificate for the number of shares of Common Stock, Series A to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made upon the surrender of the certificate for the shares of Preferred Stock, Series A to be converted, and the person entitled to receive the shares of Common Stock, Series A issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock, Series A at and after such time.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Preferred Stock, Series A for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock, Series A upon conversion of the Preferred Stock, Series A shall not be deemed to have converted such Preferred Stock, Series A until immediately prior to the closing of such sale of securities.

(iii) No holder of Preferred Stock, Series A, may convert, at any one time, less than twenty five thousand (25,000) shares of Preferred Stock, Series A unless such holder converts all of the shares of Preferred Stock, Series A held by such holder.

(3) Adjustments to Conversion Price for Certain Diluting Issues.

(i) Special Definitions. For purposes of this paragraph (3) of this Section (e), the following definitions apply:

(A) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock, Series A or Convertible Securities (defined below).

(B) “Original Issue Date” shall mean the first date on which any share of Preferred Stock, Series A was issued. All shares of Preferred Stock, Series A shall be deemed to have been issued on the Original Issue Date regardless of the date on which they were actually issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares (including, but not limited to, Common Stock, Series B but excluding Common Stock, Series A and Preferred Stock, Series A) or other securities convertible into or exchangeable for Common Stock, Series A.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock, Series A issued (or, pursuant to Section (e) (3) (iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock, Series A issued or issuable:

(I) upon conversion of shares of Preferred Stock, Series A;

(II) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding One Hundred Fifty Thousand (150,000) shares of Common Stock, Series A (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for share dividends, splits and combinations;

(III) as a dividend or distribution on Preferred Stock, Series A;

(IV) for which adjustment of the Conversion Price is made pursuant to Section (e) (4) of this Article 14; or

(V) upon the exchange of shares of Common Stock, Series B issued before the Original Issue Date for shares of Common Stock, Series A.

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Preferred Stock, Series A shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

(iii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class or series of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein intended to protect against dilution) of Common Stock, Series A issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock, Series A upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock, Series A issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock, Series A previously issued upon conversion of the Preferred Stock, Series A);

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(I) in the case of Convertible Securities or Options to purchase Common Stock, Series A, the only Additional Shares of Common Stock issued were the shares of Common Stock, Series A, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not received, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options to purchase Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) no readjustment pursuant to Sections (e) (3) (iii) (B) and (C) above shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (I) the Conversion Price on the original adjustment date or (II) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner as provided in Section (e) (3) (iii) (C) above.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) If the Corporation, at any time after the Original Issue Date, issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (e) (3) (iii)) without consideration or for a consideration per share less than the Conversion Price with respect to Preferred Stock in effect on the date of and immediately prior to such issue (a “Triggering Issue”), then and in such event, the Conversion Price for Preferred Stock shall be reduced, concurrently with such issue, to a price equal to the lowest consideration per share applicable to the Triggering Issue; provided, however, that if the number of Additional Shares of Common Stock deemed to be issued in the Triggering

Issue (the “Additional Share Number “) is less than the number of shares of Common Stock, Series A into which the then outstanding shares of Preferred Stock, Series A could be converted (assuming for this purpose that there is a sufficient number of shares of Common Stock, Series A authorized but not outstanding to allow for the conversion all outstanding shares of Preferred Stock, Series A) at the time of the Triggering Issue (the “Preferred Conversion Number”), the Conversion Price shall instead be reduced to the amount determined by adding:

(I) the quotient of the aggregate consideration received by the Corporation in the Triggering Issue divided by the Preferred Conversion Number; and

(II) the product of

•    the quotient of

••    the Preferred Conversion Number

       minus the Additional Share Number,

divided by

••    the Preferred Conversion Number

multiplied by

•    the quotient of

••    the sum of

•••    the aggregate

        consideration received by

        the Corporation in the

        Triggering Issue, and

•••    the number of shares of

        Common Stock, Series A

        outstanding immediately

        before the Triggering

        Issue (the “Outstanding

        Share Number”)

        multiplied by the

        Conversion Price in

        effect immediately before

        the Triggering Issue

divided by

••    the sum of the Additional Share Number and the Outstanding Share Number.

(B) For the purpose of this Section (e) (3) (iv), the number of shares of Common Stock, Series A outstanding immediately before the Triggering Issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock, Series A and all Convertible Securities had been fully converted into shares of Common Stock, Series A immediately before the Triggering Issue and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately before the Triggering Issue (and the resulting securities fully converted into shares of Common Stock, Series A, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock, Series A issuable with respect to shares of Preferred Stock, Series A, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the Triggering Issue.

(v) Determination of Consideration. For purposes of this Section (e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(III) if Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (d) (3) (iii), relating to Options and Convertible Securities shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or

Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein intended to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock, Series A (as set forth in the instruments relating thereto, without regard to any provision contained therein intended to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(4) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock, Series A. If the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock, Series A payable in Common Stock, Series A or in any right to acquire Common Stock, Series A for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock, Series A into a greater number of shares of Common Stock, Series A (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock, Series A or in any right to acquire Common Stock, Series A), or if the outstanding shares of Common Stock, Series A shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, Series A, then the Conversion Price for Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock, Series A payable in any right to acquire Common Stock, Series A for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock, Series A in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock , Series A.

(5) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock, Series A shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section (e) (4) above or a merger or other reorganization that is a Liquidating Event), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock, Series A shall be convertible into, in lieu of the number of shares of Common Stock, Series A which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock, Series A that would have been subject to receipt by the holders upon conversion of the Preferred Stock, Series A immediately before that change.

(6) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation,

merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (e) of this Article 14 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock, Series A against impairment. The provisions of this Section (e) (6) of this Article 14 may be waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, Series A voting together as a single voting group and taken in advance of any action that would conflict with this Section (e) (6).

(7) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section (e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, Series A a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, Series A, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for Preferred Stock, Series A at the time in effect, and (iii) the number of shares of Common Stock, Series A and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock, Series A.

(8) Notices of Record Date. If the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock, Series A:

(A) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (iii) and (iv) above; and

(B) in the case of the matters referred to in clauses (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(9) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock, Series A pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Series A, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, Series A, such number of its shares of Common Stock, Series A as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, Series A; and if at any time the number of authorized but unissued Shares of Common Stock, Series A shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, Series A, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Series A to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

(11) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock, Series A. All shares of Common Stock, Series A (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, Series A, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(12) Notices. Any notice required by the provisions of this Section (e) to be given to the holders of shares of Preferred Stock, Series A shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(f) Restrictions and Limitations.

(1) No share or shares of Preferred Stock, Series A acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

(2) So long as shares of Preferred Stock, Series A having an aggregate Conversion Value of One Million Dollars ($1,000,000) remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding shares of the Preferred Stock, Series A voting together as a single voting group:

(A) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Preferred Stock otherwise than by conversion in accordance with Section (e) hereof or pursuant to a contract entered into on or before the Original Issue Date;

(B) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to (i) the exchange of shares of Common Stock, Series B for shares of Common Stock, Series A, (ii) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the termination of employment or the occurrence of similar events, (iii) the purchase of shares of Common Stock, Series A issued pursuant to warrants issued on the Original Issue Date or (iv) the purchase of shares of Common Stock pursuant to contracts that were in effect before the Original Issue Date;

(C) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Preferred Stock, Series A as to dividend rights or liquidation preferences;

(D) Sell, lease, assign, transfer, or otherwise convey all or substantially all of the assets of the Corporation or any of its subsidiaries, or consolidate or merge the Corporation or any of its subsidiaries with any other entity, or reclassify or otherwise change any stock, or recapitalize the Corporation;

(E) Permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any other wholly-owned subsidiary, any stock of such subsidiary;

(F) Increase or decrease (other than by conversion or by purchase at the option or with the consent of the holder) the total number of authorized shares of Preferred Stock;

(G) Amend the Articles; or

(H) Liquidate, dissolve or wind-up or initiate or consent to any proceeding for the bankruptcy, insolvency or reorganization of the Corporation.

(g) The amendment of the Articles set forth in Section (b) of these Articles of Amendment was duly adopted by the Board of Directors of the Corporation at its meeting on November 26, 1991 without shareholder action which was not required under Articles 4 and 5 of the Articles and KRS 271B.6-020.

ARTICLES OF AMENDMENT

FOR

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

(a) The name of the Corporation is Soltech, Inc. (the “Corporation”).

(b) The articles of incorporation of the Corporation (the “Articles”) are hereby amended to add Article 15 which shall read in its entirety as follows:

15. Preferred Stock, Series A, Second Designation. Twelve Thousand Three Hundred Seventy-Five (12,375) shares of Preferred Stock, Series B so designated by Article 14 shall be designated Preferred Stock, Series A and shall have the relative rights and preferences of the original shares of Preferred Stock, Series A as established by Article 14 as if included in Article 14 initially. The remaining shares of Preferred Stock, Series B designated by Article 14, One Hundred Twenty-One Thousand Three Hundred Seventy-Five (121,375), shall have the relative rights and preferences as determined by the Board of Directors pursuant to the provisions of Article 5, Section (a) of the Articles.

(c) The amendment of the Articles set forth in Section (b) of these Articles of Amendment was duly adopted by the Board of Directors of the Corporation at its meeting on March 9, 1992 without shareholder action which was not required under Articles 4 and 5 of the Articles and KRS 271B. 6-020.

ARTICLES OF AMENDMENT

FOR

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

I. The name of the Corporation is Soltech, Inc. (the “Corporation”).

IIA. Articles I through 3, and 5 through 15, inclusive, of the Corporation’s Articles of Incorporation (the “Articles”) shall remain in their entirety as set forth in the existing Articles of Incorporation.

IIB. Article 4 is amended to read in its entirety as set forth in III, below.

III. The following correctly sets forth the provisions of Article 4 of the Corporation’s Articles as hereby amended:

“4. Authorized Capital Stock. The aggregate number of shares the Corporation shall have authority to issue shall be three million five hundred thousand (3,500,000) shares, divided into (a) five hundred thousand (500,000) shares of preferred stock without par value (“Preferred Stock”) with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to Article 5(a) and which may be divided into and issued in series; (b) two million two hundred fifty thousand (2,250,000) shares of Common Stock, Series A without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series A”) and (c) seven hundred fifty thousand (750,000) shares of common stock, series B without par value with the preferences, limitations and relative rights as specified in Article 5(b) (“Common Stock, Series B”).

IV. The amendment set forth above was duly adopted by the vote of the holders of a majority of the votes of all of the shares entitled to vote at the 1992 Annual Meeting of Shareholders held on March 9, 1992. At such meeting, 740,106 shares (constituting all outstanding shares) of the Corporation’s Common Stock, Series A; 365,000 shares (constituting all outstanding shares) of the Corporation’s Common Stock, Series B with five Common Stock, Series A equivalent votes each; and 353,750 shares of the Corporation’s Preferred Stock, Series A (constituting all outstanding shares) with two Common Stock, Series A equivalent votes each were entitled to be cast, both series of Common Stock voting as one voting group in accordance with Article 5(b) (3) of the Articles of Incorporation and Section 1.9 of the Bylaws. All of the Preferred Stock, Series A shares; and at least 2,202,000 votes of Common Stock shares; equaling 2,909,500 voting equivalent Common Stock, Series A shares were indisputably represented at the meeting, with all shares voting in favor of the amendment and no shares voting against the amendment.

V. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

VI. The amendment does not effect a change in the amount of stated capital because the newly authorized shares have no par value.

Dated as of April 22, 1992.

ARTICLES OF AMENDMENT

FOR

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

(d) The name of the Corporation is Soltech, Inc. (the “Corporation”).

(e) The articles of incorporation of the Corporation (the “Articles”) are hereby amended to add Article 16 which shall read in its entirety as follows:

16. Preferred Stock, Series A, Third Designation. Thirty Three Thousand Three Hundred Thirty Three (33,333) shares of Preferred Stock, Series B so designated by Article 15 shall be designated Preferred Stock, Series A and shall have the relative rights and preferences of the original shares of Preferred Stock, Series A as established by Article 14 as if included in Article 14 initially. The remaining shares of Preferred Stock, Series B designated by Article 15, Eighty Eight Thousand Forty Two (88,042), shall have the relative rights and preferences as determined by the Board of Directors pursuant to the provisions of Article 5, Section (a) of the Articles.

(f) The amendment of the Articles set forth in Section (b) of these Articles of Amendment was duly adopted by the Board of Directors of the Corporation at its meeting on October 1, 1993 without shareholder action which was not required under Articles 4 and 5 of the Articles and KRS 271B.6-020.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SOLTECH, INC.

Pursuant to the provisions of KRS 271B.10-060, Articles of Amendment to the Articles of Incorporation of Soltech, Inc. (the “Corporation”) are hereby adopted:

FIRST:	The name of the Corporation is Soltech, Inc.

SECOND:	The text of the amendment to the Articles of Incorporation adopted is attached as Appendix I and incorporated herein by reference.

THIRD:	Provisions for implementing the exchange and reclassification of issued shares provided for in the amendment are contained in the amendment.

FOURTH:	The amendment was proposed by the board of directors and adopted by the shareholders of the Corporation at a special meeting of shareholders held October 31, 1995.

FIFTH:	The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and number of votes of each voting group indisputably represented at the special meeting of shareholders are as follows:

Designation of Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Indisputably Represented at the Meeting
Common Stock, Series A	760,592.64	760,592.64	506,567.65
Common Stock, Series B	365,000.00	1,825,000.00	1,825,000.00

Common Stock, Series A and Common Stock, Series B	1,125,592.64	2,585,592.64	2,331,667.65
Preferred Stock, Series A	411,958.00	823,916.00	738,668.00

Common Stock, Series A, Common Stock, Series B and Preferred Stock, Series A	1,537,550.64	3,409,508.64	3,070,233.65

The total number of undisputed votes cast for the amendment by each voting group entitled to vote separately thereon is as follows:

Voting Group	Total Number of Undisputed Votes Cast for the Amendment
Common Stock, Series A	501,567.65
Common Stock, Series B	1,825,000.00

Common Stock, Series A and Common Stock, Series B	2,326,567.65
Preferred Stock, Series A	738,666.00

Common Stock, Series A, Common Stock, Series B and Preferred Stock, Series A	3,065,233.65

The number of votes cast for the amendment by each voting group of the Corporation entitled to vote separately thereon was sufficient for approval by that voting group

Dated: October 31, 1995

APPENDIX I

AMENDMENT TO ARTICLES OF INCORPORATION

FIRST:	Article 14 of the Articles of Incorporation is amended to read in its entirety as set forth below:

14.	Preferred Stock, Series A.

(a) The Preferred Stock is hereby divided into two series which shall be designated Preferred Stock, Series A and Preferred Stock, Series B and which shall consist of four hundred eleven thousand nine hundred fifty-eight (411,958) shares of Preferred Stock, Series A and eighty-eight thousand forty-two (88,042) shares of Preferred Stock, Series B. The relative rights and preferences of the Preferred Stock, Series A are set forth in Sections (b) through (f) of this Article 14. The Relative Rights and Preferences, of the Preferred Stock, Series B shall be determined by the Board of Directors pursuant to the provisions of Article 5, Section (a) of the Articles.

(b) Dividends.

(1) No cash dividend shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Preferred Stock, Series A in an amount for each such share of Preferred Stock, Series A equal to the aggregate amount of such dividends for that number of shares of Common Stock, Series A into which each such share of Preferred Stock, Series A could then be converted, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion.

(2) If the Corporation shall declare a dividend or distribution (other than any distribution described in Section (c) of this Article 14 below) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Preferred Stock, Series A shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock, Series A were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock, Series A are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such distribution, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion at such time.

(c) Liquidation Preference.

(1) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary (which may be referred to herein together with the events deemed to be Liquidation Events under paragraph (4) of this Section (c) as “Liquidation Event”) that occurs after the day after the Original Issue Date (as such term is defined in Section (e)(3)(i)(B) of this Article 14), the holders of the Preferred Stock, Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of (i) Eight Dollars ($8.00) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) the product of Forty Cents ($0.40) multiplied by the whole number of years elapsed between the Original Issue Date and the date of distribution of the amount required by this Section (c)(1) plus (iii) all accrued or declared but unpaid dividends on the Preferred Stock, Series A, for each share of Preferred Stock, Series A then held by them. If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Preferred Stock, Series A are insufficient to permit the payment to such holders of the full aforesaid preferential amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock, Series A in proportion to the preferential amount each such holder is otherwise entitled to receive.

(2) In the event of any liquidation of the Corporation, and subject to the payment in full of the liquidation preferences with respect to the Preferred Stock, Series A as provided in paragraph (1) of this Section (c), the holders of the Common Stock, to the extent of such holdings, shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Preferred Stock, Series A by reason of their ownership thereof, the amount of money or the fair market value of property (as determined by the board of directors in good faith at the time of receipt) actually received by the Corporation as the purchase price of Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5 of the Articles. Subject to the payment in full of the liquidation preferences with respect to the Preferred Stock, Series A as provided in paragraph (1) of this Section (c), if, upon the occurrence of a liquidation of the Corporation, the assets and funds thus distributed among such holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among such holders of the Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5.

(3)(A) In the event of the liquidation of the Corporation and after payment to the holders of the Common Stock and the Preferred Stock, Series A of the amounts set forth in paragraphs (1) and (2) of this Section (c), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock, Series A in proportion to the shares of Common Stock then held by the holders of Common Stock and the shares of Common Stock, Series A which the holders of Preferred Stock, Series A have the right to acquire upon conversion of the shares of Preferred Stock, Series A then held by them, regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversation at such time.

(B) If there is a Liquidation Event that is not a liquidation of the Corporation for which distributions must be made to the holders of Common Stock as provided in paragraphs (4) and (5) of Section (b) of Article 5 of the Articles and paragraph (2) of this Section (c), the Corporation shall create a reserve on its books equal in amount to the amount that would be distributable to the holders of the Common Stock pursuant to such provisions and shall, if there are assets and funds of the Corporation legally available for distribution after the making of the distribution provided for in paragraph (1) of this Section (c) and the creation of such reserve, make a distribution to the holders of the Preferred Stock, Series A equal in amount to the distribution that they would have been entitled to receive under sub-paragraph (A) of this paragraph (3) of this Section (c ) if such Liquidation Event had been the liquidation of the Corporation. Upon the completion of such distribution, the Preferred Stock, Series A shall be deemed to have been redeemed, the holders thereof shall have no further rights under this Article 14 and shall surrender any certificates representing the Preferred Stock, Series A to the Corporation for cancellation.

(4) For purposes of this Section (c), in addition to liquidation, dissolution and winding up (i) any merger, consolidation, or other form of corporate reorganization (other than (x) a merger in which the Corporation is the surviving corporation, these Articles of Incorporation are the articles of incorporation of the surviving corporation without amendment, the by-laws of the Corporation immediately before the merger continue to be the by-laws of the surviving corporation without amendment, the officers and directors of the Corporation immediately before the merger continue to be the officers and directors of the surviving corporation without change in their titles or authorities, and the holders of the Preferred and Common Stock immediately before the merger continue to hold such shares in the surviving corporation and their shares have eighty percent (80%) of the voting power for all purposes of the surviving corporation, or (y) a merger in which the Corporation merges with a direct or indirect wholly owned subsidiary of Owens-Corning Fiberglas Corporation and all of the shares of the Corporation, other than shares as to which statutory dissenter’s rights are exercised, are converted into cash), or (ii) a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a Liquidation Event and shall entitle the holders of Preferred Stock, Series A to receive at the closing, consummation, confirmation or effectiveness of any such reorganization or sale, in cash, securities or other property, such amounts as are specified in paragraphs (1) and (3) of this Section (c). A merger in which the Corporation merges with a direct or indirect wholly owned subsidiary of Owens-Corning Fiberglas Corporation and all of the shares of the Corporation, other than shares as to which statutory dissenter’s rights are exercised or shares owned by Owens-Corning Fiberglas Corporation, are converted into cash shall not be deemed a Liquidation Event.

(5) Whenever the distribution provided for in this Section (c ) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

(d) Voting Rights. Subject to the provisions of any valid agreement among the shareholders of the Corporation, each holder of shares of Preferred Stock, Series A shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock, Series A could be converted at the time of the vote (regardless of whether there is a sufficient number of authorized but unissued shares of Common Stock, Series A to allow for such conversion at such time) and shall have voting rights and powers equal to the voting rights and powers of such number of shares of Common Stock, Series A (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single voting group) and shall be entitled to notice of any shareholders’ meeting in accordance with law and the bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock, Series A held by each holder could be converted) shall be rounded to the nearest whole number, with one-half (1/2) being rounded upward.

(e) Conversion. The holders of the Preferred Stock, Series A shall have conversion rights as follows (the “Conversion Rights”).

(1) Right to Convert: Each share of Preferred Stock, Series A shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date, at the office of the Corporation or any transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock, Series A as is determined by dividing the Conversion Value, set forth below, by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate representing such share is surrendered for conversion. The ‘Conversion Value’ of a share of Preferred Stock is Eight Dollars ($8.00). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Preferred Stock (the “Conversion Price”) shall initially be Four Dollars ($4.00) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

(2) Mechanics of Conversion.

(i) Any holder of Preferred Stock who wishes to convert the same into shares of Common stock, Series A, must surrender the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue to such holder of Preferred Stock, a certificate for the number of shares of Common Stock, Series A to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made upon the surrender of the certificate for the shares of Preferred Stock, Series A to be converted, and the person entitled to receive the shares of Common Stock, Series A issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock, Series A at and after such time.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Preferred Stock, Series A for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock, Series A upon conversion of the Preferred Stock, Series A shall not be deemed to have converted such Preferred Stock, Series A until immediately prior to the closing of such sale of securities.

(iii) No holder of Preferred Stock, Series A, may convert, at any one time, less than twenty-five thousand (25,000) shares of Preferred Stock, Series A unless such holder converts all of the shares of Preferred Stock, Series A held by such holder.

(3) Adjustments to Conversion Price for Certain Diluting Issues.

(i) Special Definitions. For purposes of this paragraph (3) of this Section (e), the following definitions apply:

(A) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock, Series A or Convertible Securities (defined below).

(B) “Original Issue Date” shall mean the first date on which any share of Preferred Stock, Series A was issued. All shares of Preferred Stock, Series A shall be deemed to have been issued on the Original Issue Date regardless of the date on which they were actually issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares (including, but not limited to, Common Stock, Series B but excluding Common Stock, Series A and Preferred Stock, Series A) or other securities convertible into or exchangeable for Common Stock, Series A.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock, Series A Issued (or, pursuant to Section (e)(3)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock, Series A issued or issuable:

(i) Upon conversion of shares of Preferred Stock, Series A;

(ii) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding One Hundred Fifty Thousand (150,000) shares of Common Stock, Series A (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for share dividends, splits and combinations;

(iii) as a dividend or distribution on Preferred Stock, Series A;

(iv) for which adjustment of the Conversion Price is made pursuant to Section (e)(4) of this Article 14; or

(v) upon the exchange of shares of Common Stock, Series B issued before the Original Issue Date for shares of Common Stock, Series A.

(4) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Preferred Stock, Series A shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

(5) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class or series of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein intended to protect against dilution) of Common Stock, Series A issuable upon the exercise of such Options or, in the case of Convertible Securities and Options thereof, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock, Series A upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock, Series A issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock, Series A previously issued upon conversion of the Preferred Stock, Series A);

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i) in the case of Convertible Securities or Options to purchase Common Stock, Series A, the only Additional Shares of Common Stock issued were the shares of Common Stock, Series A, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not received, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(ii) in the case of Options to purchase Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) no readjustment pursuant to Sections (e)(3)(iii)(B) and ( C) above shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner as provided in Section (e)(3)(iii)(C) above.

(ii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock

(A) if the Corporation, at any time after the Original Issue Date, issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (e) (3)(iii) without consideration or for a consideration per share less than the Conversion Price with respect to Preferred Stock in effect on the date of and immediately prior to such issue (a “Triggering Issue”), then and in such event, the Conversion Price for Preferred Stock shall be reduced, concurrently with such issue, to a price equal to the lowest consideration per share applicable to the Triggering Issue; provided, however, that if the number of Additional Shares of Common Stock deemed to be issued in the Triggering Issue (the “Additional

Share Number”) is less than the number of shares of Common Stock, Series A into which the then outstanding shares of Preferred Stock, Series A could be converted (assuming for this purpose that there is a sufficient number of shares of Common Stock, Series A authorized but not outstanding to allow for the conversion of all outstanding shares of Preferred Stock, Series A) at the time of the Triggering Issue (the “Preferred Conversion Number”), the Conversion Price shall instead be reduced to the amount determined by adding:

(i) the quotient of the aggregate consideration received by the Corporation in the Triggering Issue divided by the Preferred Conversion Number; and

(ii) the product of

•    the quotient of

••    the Preferred Conversion Number

       minus the Additional Share Number,

divided by

••    the Preferred Conversion Number

multiplied by

•    the quotient of

••    the sum of

•••    the aggregate

        consideration received by

        the Corporation in the

        Triggering Issue, and

•••    the number of shares of

        Common Stock, Series A

        outstanding immediately

        before the Triggering

        Issue (the “Outstanding

        Share Number”)

        multiplied by the

        Conversion Price in

        effect immediately before

        the Triggering Issue

divided by

••    the sum of the Additional Share Number and the Outstanding Share Number.

(B) For the purpose of this Section (a)(3)(iv), the number of shares of Common Stock, Series A outstanding immediately before the Triggering Issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock, Series A and all Convertible Securities had been fully converted into shares of Common Stock, Series A immediately before the Triggering Issue and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately before the Triggering Issue (and the resulting securities fully converted into shares of Common Stock, Series A, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock, Series A issuable with respect to shares of Preferred Stock, Series A, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the Triggering Issue.

(i) Determination of Consideration. For purposes of this Section (e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

Cash and Property. Such consideration shall:

(ii) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(iii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iv) if Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(A) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (d)(3)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein intended to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock, Series A (as set forth in the instruments relating thereto, without regard to any provision contained therein intended to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(6) Adjustments to Conversion Price for stock Dividends and for Combinations or Subdivisions of Common Stock, Series A. If the Corporation at any time or from time to time after the Original issue Date shall declare or pay, without consideration, any dividend on the Common Stock, Series A payable in Common Stock, Series A or in any right to acquire common Stock, Series A for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock, Series A into a greater number of shares of Common Stock, Series A (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock, Series A or in any right to acquire Common Stock, Series A), or if the outstanding shares of Common Stock, Series A shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, Series A, then the Conversation Price for Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionally decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any divided on the Common Stock, Series A payable in any right to acquire Common Stock, Series A for no consideration, then the Corporation shall be deemed to have made a divided payable in Common Stock, Series A in an amount of shares equal to the maximum number of shares issuable upon exercise or such rights to acquire Common Stock, Series A.

(7) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred stock, Series A shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section (e)(4) above or a merger or other reorganization that is a Liquidating Event), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred stock, Series A shall be convertible into, in lieu of the number of shares of Common Stock, Series A which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock, Series A that would have been subject to receipt by the holders upon conversion of the Preferred Stock, Series A immediately before that change.

(8) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (e) of this Article 14 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock, Series A against impairment. The provisions of this Section (e)(6) of this Article 14 may be waived by the affirmative vote of the holders at the least a majority of the then outstanding shares of Preferred Stock, Series A voting together as a single voting group and taken in advance of any action that would conflict with this Section (e)(6).

(9) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section (e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, Series A a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment of readjustment is based. The Corporation shall, upon the written request of any time of any holder of Preferred Stock, Series A, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for Preferred Stock, Series A at the time in effect, and (iii) the number of shares of Common Stock, Series A and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock, Series A.

(10) Notices of Record Date. If the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings of or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with such event, the Corporation shall send to the holders of Preferred Stock, Series A:

(A) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying that date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (iii) and (iv) above; and

(B) in the case of the maters referred to in clauses (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their common Stock for securities or other property deliverable upon the occurrence of such event).

(11) Issue Taxes. The Corporation shall pay and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock, Series A pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(12) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Series A, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, Series A, such number of its shares of Common Stock, Series A as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, Series A; and if at any time the number of authorized but unissued shares of Common Stock, Series A shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, Series A, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Series A to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

(13) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock, Series A. All shares of Common Stock, Series A (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversation would result in the issuance of a fraction of a share of Common Stock, Series A, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(14) Notices. Any notice required by the provisions of this Section (e) to be given to the holder of shares of Preferred Stock, Series A shall be deemed given if deposited in the United States Mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(f) Restrictions and Limitations.

(1) No share or shares of Preferred Stock, Series A acquired by the Corporation by reason of purchase, conversation of otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

(2) So long as shares of Preferred Stock, Series A having an aggregate Conversion Value of One Million dollars ($1,000,000) remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding shares of the Preferred Stock Series A voting together as a single voting group:

(A) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Preferred Stock otherwise than by conversion in accordance with Section (e) hereof or pursuant to a contract entered into on or before the Original Issue Date;

(B) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to (i) the exchange of shares of Common Stock, Series B for shares of Common Stock, Series A, (ii) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the termination of employment or the occurrence to similar events, (iii) the purchase of shares of Common Stock, Series A issued pursuant to warrants issued on the Original Issue Date or (iv) the purchase of shares of Common Stock pursuant to contracts that were in effect before the Original Issue Date;

(C) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Preferred Stock, Series A as to dividend rights or liquidation preferences;

(D) Sell, lease, assign, transfer, or otherwise convey all or substantially all of the assets of the Corporation or any of its subsidiaries, or consolidate or merge the Corporation or any of its subsidiaries with any other entity, or reclassify or otherwise change any stock, or recapitalize the Corporation;

(E) Permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any other wholly-owned subsidiary, any stock of such subsidiary;

(F) Increase or decrease (other than by conversion or by purchase at the option or with the consent of the holder) the total number of authorized shares of Preferred Stock;

(G) Amend the Articles; or

(H) Liquidate, dissolve or wind-up or initiate or consent to any proceeding for the bankruptcy, insolvency or reorganization of the Corporation.

* * * * * * * * *

SECOND:	Articles 15 and 16 of the Articles of Incorporation are deleted in their entirety, and any shares heretofore authorized or issued thereunder are, automatically by virtue of this amendment, reclassified as and converted into shares of Preferred Stock, Series A, established pursuant to Article 14 of the Articles of Incorporation, as amended above.

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